UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN	37662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 229 - 2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On October 30, 2018, Eastman Chemical Company (the “Company”) issued a press release announcing the public offering (the “Offering”) of $300 million aggregate principal amount of 3.500% notes due 2021 (the “2021 Notes”) and $500 million aggregate principal amount of 4.500% notes due 2028 (the “2028 Notes” and, together with the 2021 Notes, the “Notes”). The Offering is expected to be completed on November 6, 2018, subject to customary closing conditions.

The Company intends to use the proceeds from the Offering, together with cash on hand, to complete its previously announced cash tender offer (the “Tender Offer”) for any and all of the Company’s $250 million aggregate principal amount of 5.500% notes due 2019 (the “2019 Notes”), which will expire on November 5, 2018, unless extended or earlier terminated, to redeem any 2019 Notes not tendered in the Tender Offer (the “2019 Notes Redemption”), to redeem (the “2020 Notes Partial Redemption”) $550 million of the approximately $800 million aggregate principal amount outstanding of the Company’s 2.70% notes due 2020 (the “2020 Notes”), and to pay any related fees and expenses. Any proceeds not used for the foregoing will be used for general corporate purposes. Pending the application of any net proceeds, the Company expects to invest such net proceeds in cash equivalents. The Offering is not conditioned on the completion of either the 2019 Notes Redemption or the 2020 Notes Partial Redemption, nor is either the 2019 Notes Redemption nor the 2020 Notes Partial Redemption conditioned on the completion of the Offering.

A copy of the Company’s press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on October 30, 2018, the Company delivered irrevocable notices of redemption to the holders of the 2019 Notes and the 2020 Notes. In accordance with the terms and conditions of the 2019 Notes and the indenture governing the 2019 Notes, the Company will redeem any 2019 Notes not tendered in the Tender Offer and outstanding on November 29, 2018 at the redemption price set forth in the notice of redemption. In accordance with the terms and conditions of the 2020 Notes and the indenture governing the 2020 Notes, the Company will redeem $550 million of the approximately $800 million aggregate principal amount of the 2020 Notes outstanding on November 29, 2018 at the redemption price set forth in the notice of redemption.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release announcing public offering of notes dated October 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: October 30, 2018	By:	/s/ Brian L. Henry
Brian L. Henry
Senior Securities – Governance Counsel and Assistant Secretary